Exhibit 4.1

CapitalSource Inc.

and

American Stock Transfer & Trust Company, LLC

Tax Benefit Preservation Plan

Dated as of July 22, 2013

TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of July 22, 2013 (“Plan”) between CapitalSource Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

W I T N E S S E T H

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on August 5, 2013 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.           Definitions.  For purposes of this Plan, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person (other than any Exempt Person) who or which, together with all Affiliates and of such Person, shall be the Beneficial Owner of 4.9% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Stock for or pursuant to the terms of any such plan, or any Person becoming an Acquiring Person as a result of (A) the repurchase of Common Stock or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person, after becoming aware that such Person has become an Acquiring Person, becomes a Beneficial Owner of any additional Common Stock; provided, however, that, (i) any Person who or which would otherwise be an Acquiring Person as of the date of this Plan (such person, an “Existing Holder”) will not be deemed to be an Acquiring Person for any purpose of this Plan prior to or after the date of this Plan unless and until such time as such Person or any Affiliate of such Person thereafter becomes, individually or in the aggregate, the Beneficial Owner of additional Common Stock, not including Common Shares obtained as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally; provided, however, that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates of such Person, beneficially owns less than 4.9% of the then-outstanding Common Stock, and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding unless and until such time as such Person or any Affiliate of such Person thereafter becomes the Beneficial Owner of any additional Common Stock, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally.  Notwithstanding the foregoing, if (1) the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and (2) such Person as promptly as practicable divests or agrees in writing with the Company to divest (and subsequently divests in accordance with the terms of such agreement) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then, if the Board of Directors of the Company so chooses, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Plan; provided, however, that the requirement in this clause (2) shall apply only if the actions specified therein are required by the Board of Directors of the Company.  Notwithstanding anything in this Plan to the contrary, PacWest shall not be deemed to be an “Acquiring Person” solely by virtue of (i) the execution and performance of the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements.

(b)           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Plan and, to the extent not included within the foregoing, will also include, with respect to any Person, any other Person (other than an Exempt Person) whose Common Stock would be deemed owned constructively or indirectly by, or otherwise aggregated with, such first Person pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate of another Person solely because either or both Persons are or were Directors of the Company.

(c)           A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)            which such Person directly owns;

(ii)           which such Person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder; or

(iii)          which any other Person beneficially owns, but only if such Person and such other Person are part of the same group of Persons that, with respect to such security, are treated as one “entity” as defined under Treasury Regulation 1.382-3(a)(1).

Notwithstanding the foregoing, a Person engaged in business as an underwriter of securities shall not be deemed the Beneficial Owner of, or to beneficially own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Company’s Board of Directors may determine in any specific case.  For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(d)           “Book Entry Shares” shall have the meaning set forth in Section 3(a) hereof.

(e)           “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(f)            “CapitalSource Stock Option Agreement” shall have the meaning set forth in the Merger Agreement.

(g)           “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)            “Common Stock” or “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company.  “Common Stock” or “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(j)            “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(k)           “Excess Shares” shall have the meaning set forth in Section 11(a) hereof.

(l)            “Early Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(m)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)           “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(o)           “Exempt Person” shall mean a Person whose Beneficial Ownership (together with all Affiliates of such Person) of 4.9% or more of the then-outstanding Common Stock, as determined after the date hereof by the Company’s Board of Directors in its sole discretion, (i) will not jeopardize or endanger the availability to the Company of any income tax benefit or (ii) is otherwise in the best interests of the Company; provided, however, that such a Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates of such Person).

(p)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(q)           “Merger” shall have the meaning set forth in the Merger Agreement.

(r)            “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 22, 2013, by and between PacWest and the Company, as it may be amended from time to time.

(s)            “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

(t)            “PacWest” shall mean PacWest Bancorp, a Delaware Corporation, and any successors or assigns of PacWest Bancorp under the Merger Agreement.

(u)           “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, estate or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a public group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

(v)           “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations of Series A Junior Participating Preferred Stock attached to this Plan as Exhibit A.

(w)          “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(x)           “Record Date” shall have the meaning set forth in the recitals hereof.

(y)           “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(z)           “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(aa)         “Right” shall have the meaning set forth in the second paragraph hereof.

(bb)         “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(cc)         “Section 382” shall mean Section 382 of the Code, or any successor provision or replacement provision.

(dd)         “Shares Acquisition Date” shall mean the first date of public announcement by the Company, prior to the earliest of the Redemption Date, the Early Expiration Date and the Final Expiration Date, that an Acquiring Person has become such, which announcement makes express reference to such status as an Acquiring Person pursuant to this Plan.  Notwithstanding anything in this Plan to the contrary, a “Shares Acquisition Date” shall not be deemed to have occurred solely as the result of (i) the execution and performance of the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements.

(ee)         “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(ff)          “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(gg)         “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(hh)         “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(ii)           “Trust” shall have the meaning set forth in Section 24(d) hereof.

(jj)           “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

(kk)         “Voting Agreements” shall have the meaning set forth in the Merger Agreement.

Section 2.           Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.           Issue of Right Certificates.  (a) Until the Close of Business on the tenth day after the Shares Acquisition Date (including any such Shares Acquisition Date which is after the date of this Plan and prior to the issuance of the Rights) (the “Distribution Date”), (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock of the Company registered in the names of the holders thereof or, in the case of uncertificated shares of Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (such certificates for the Common Stock and Book Entry Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (other than with respect to Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof).  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  Notwithstanding anything in this Plan to the contrary, a “Distribution Date” shall not be deemed to have occurred solely as the result of (i) the execution and performance of the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements.

(b)           On the Record Date, or as soon as practicable thereafter, the Company will send (by first-class, postage-prepaid mail at the address shown on the records of the Company) to each record holder of Common Stock as of the Close of Business on the Record Date, a copy of a Summary of Rights to Purchase Series A Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”).  With respect to certificates for Common Stock and Book Entry Shares of the Company outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates or Book Entry Shares registered in the names of the holders thereof together with a copy of the Summary of Rights.  Until the Distribution Date (or the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Share of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock or Book Entry Share of the Company represented thereby.

(c)           Certificates for such Common Stock which become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Tax Benefit Preservation Plan between CapitalSource Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, dated as of July 22, 2013, as it may be amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Plan, such Rights (as defined in the Plan) may be redeemed, may become exercisable for securities or assets of the Company, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become null and void (including if they are “Beneficially Owned” by an “Acquiring Person” or an “Affiliate” thereof, as such terms are defined in the Plan, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  CapitalSource Inc. will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor.  As set forth in the Plan, Rights beneficially owned by any Person (as defined in the Plan) who becomes an Acquiring Person or an Affiliate of any Acquiring Person shall become null and void.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law.  Until the Distribution Date, the Rights associated with the Common Stock of the Company represented by such certificates and Book Entry Shares shall be evidenced by such certificates or Book Entry Shares alone, and the surrender for transfer of any such certificate or Book Entry Share (prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date) shall also constitute the transfer of the Rights associated with the Common Stock of the Company represented thereby.  In the event that the Company purchases or otherwise acquires any Common Stock of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock of the Company which are no longer outstanding.  Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

(d)           Nothing in this Plan shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Plan by virtue of the execution and performance of the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements or by virtue of the Merger or any of the other transactions contemplated by the Merger Agreement, the CapitalSource Stock Option Agreement or the Voting Agreements, including without limitation the consummation thereof.

Section 4.           Form of Right Certificates.  (a) The Right Certificates (and the forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock at the price per one one-hundredth of a share of Preferred Stock set forth herein in Section 7(b), but the number of such one one-hundredths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.           Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer, its General Counsel, any of its Vice Presidents or its Treasurer (any of the foregoing, an “Authorized Officer”), either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.           Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Neither the Rights Agent nor the

Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates thereof as the Company shall reasonably request.  Thereupon or as promptly as practicable thereafter, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.           Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a)  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on July 31, 2014 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the time at which the Company’s Board of Directors, in its sole discretion, determines that this Plan is no longer necessary for the preservation of tax benefits due to the repeal of Section 382 or any successor statute, or any other change, (v) the time at which the Company’s Board of Directors, in its sole discretion, determines that the Plan and the Rights are no longer necessary for the preservation or existence of income tax benefits or are no longer in the best interests of the Company and its stockholders or (vi) immediately prior to the consummation of the Merger (the earliest of the dates set forth in clauses (iv), (v), and (vi), the “Early Expiration Date”).

(b)           The Purchase Price for each one one-hundredth of a share of Preferred Stock purchasable pursuant to the exercise of a Right shall initially be $40.00 (the “Purchase Price”), and shall be subject to adjustment from time to time as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent of the Preferred Stock with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the order of the Company. The Company reserves the right to require prior to the occurrence of an event described in Section 11(a)(ii) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d)                                 In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)                                  Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates thereof as the Company may reasonably request.

Section 8.                                           Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Right Certificates cancelled or destroyed by the Rights Agent.

Section 9.                                           Availability of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any Preferred Stock held in its treasury the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(b)                                 The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10.                                    Record Date. Each Person in whose name any certificate for Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock (or Common Stock or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.                                    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)                                 (i) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)                                  Subject to Section 23 and Section 24 hereof, after the Distribution Date, each holder of a Right (other than an Acquiring Person or an Affiliate of an Acquiring Person) shall have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of Preferred Stock, such number of Common Stock as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.

Notwithstanding anything in this Agreement to the contrary, however, from and after the first occurrence of such event, any Rights that are beneficially owned by (A) any Acquiring Person (or any Affiliate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate ) who becomes a transferee after the occurrence of such Person becoming an Acquiring Person or (C) a transferee of any Acquiring Person (or any such Affiliate) who became a transferee prior to or concurrently with such Person becoming an Acquiring Person pursuant to either (1) a transfer from the Acquiring Person (or any such Affiliate) to holders of its equity securities or to any Person with whom the Acquiring Person (or any such Affiliate) has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under any provision of this Plan or otherwise. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or transferees hereunder. From and after the occurrence of any Person becoming an Acquiring Person, no Right Certificates shall be issued pursuant to Section 3 or Section 6 hereof that represent Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificates delivered to the Rights Agent that represent Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled.

Notwithstanding anything to the contrary in this Section 11, in connection with any exercise effected pursuant to this Section 11(a), no holder of Rights shall be entitled to receive Common Shares that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.9% of the then-outstanding Common Shares. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of in excess of 4.9% of the then-outstanding Common Stock (such shares, the “Excess Shares”), in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share market price of a Common Share at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

(iii)                               In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company may suspend temporarily such exercise and shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(b)                                 In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“equivalent preferred shares”)) or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)                                  In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such then-current per share market price of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)                                 (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)                                  For the purpose of any computation hereunder, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(e)                                  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the date of the expiration of the right to exercise any Rights.

(f)                                   If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (c) hereof, inclusive, and the provisions of

Sections 7, 9 and 10 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)                                  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)                                 Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)                                     The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)                                    Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k)                                 Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

(l)                                     In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)                             Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Stock shall not be taxable to such stockholders.

(n)                                 In the event that, at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then, in any such case, (A) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.                                    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate (or if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry Shares in respect thereof) in accordance with Section 25 hereof.

Section 13.                                    Reserved.

Section 14.                                    Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)                                 The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company shall pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)                                  Following the occurrence of an event described in Section 11(a)(ii), the Company shall not be required to issue fractions of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

(d)                                 The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(e)                                  Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.

Section 15.                                    Reserved.

Section 16.                                    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                                 prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)                                 after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c)                                  the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate (or notices provided to holders of Book Entry Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary or be liable hereunder.

Section 17.                                    Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.                                    Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.                                    Merger or Consolidation or Change of Name of Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20.                                    Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)                                 The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)                                 Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)                                  The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)                                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                                  The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)                                   The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)                                  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)                                 The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)                                     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

(j)                                    At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of the Rights.

Section 21.                                    Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or other entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation or other entity is authorized to do business as a banking institution in the State of New York), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                                    Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.

Section 23.                                    Redemption.  (a) The Board of Directors of the Company may, at its option, at any time redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current per share market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board.

(b)                                 Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

(c)                                  In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.

Section 24.                                    Exchange.  (a) The Board of Directors of the Company may, at its option, at any time after the Distribution Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).

(b)                                 Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)                                  Notwithstanding anything to the contrary in this Section 24, no holder of Rights shall be entitled to receive Common Shares that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.9% of the then-outstanding Common Shares.  If a holder would, but for the previous sentence, be entitled to receive Excess Shares, in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share market price of a Common Share at the Close of Business on the Trading Day following the date the Board of Directors effects the foregoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

(d)                                 Before effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a trust agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”).  If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”), which Trust shall act as the agent of the Company, all or some (as designated by the Board of Directors) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board of Directors) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.  Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void.  If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 11(a)(ii) and not transferable or exercisable or exchangeable in connection herewith.

(e)                                  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(f)                                   The Company shall not be required to issue fractions of Common Stock or to distribute certificates representing fractions of shares of Common Stock.  In lieu of such fractional Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.                                    Notice of Certain Events.  (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Stock or to make any other distribution to the holders of the Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.

(b)                                 In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.                                    Notices.  Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

CapitalSource Inc.
633 West 5th Street, 33rd Floor

Los Angeles, CA 90071
Attention:  General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention:  Corporate Trust Department

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention:  General Counsel

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                                    Supplements and Amendments.  The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder, or to amend or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

Section 28.                                    Successors.  All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                                    Benefits of this Plan.  Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 30.                                    Severability.  If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31.                                    Governing Law.  This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32.                                    Counterparts.  This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Plan transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 33.                                    Descriptive Headings.  Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34.                                    Determinations and Actions by the Board.  The Board of Directors of the Company will have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Plan, including without limitation the right and power to (i) interpret the provisions of this Plan (including without limitation Section 27, this Section 34 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.

Section 35.                                    Process to Seek Exemption.  Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person (together with its Affiliates) beneficially owning 4.9% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock) (a “Requesting Person”) may, prior to the acquisition of the Common Stock and in accordance with this Section 35, request that the Board of Directors grant an exemption with respect to such acquisition under this Plan so that such Person would be deemed to be an Exempt Person for purposes of this Plan (an “Exemption Request”).  An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company.  To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of

Common Stock then beneficially owned by the Requesting Person, together with all Affiliates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.9% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire.  The Board of Directors shall endeavor to respond to an Exemption Request as promptly as practicable (and, in any event, within 20 Business Days) after receipt thereof; provided that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Exemption Request.  Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board of Directors), in each case as and to the extent the Board shall determine necessary or desirable.

Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board of Directors’ determination with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and attested, all as of the day and year first above written.

CapitalSource Inc.

By	/s/ James J. Pieczynski
	Name:	James J. Pieczynski
	Title:	Chief Executive Officer

COUNTERSIGNED BY:
American Stock Transfer & Trust Company, LLC

By	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President

Exhibit A

FORM

OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

CAPITALSOURCE INC.

Pursuant to Section 151 of the Delaware General Corporation Law

CapitalSource Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 22, 2013:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Company, the Board hereby creates a series of Preferred Stock, par value $0.01 per share, of the Company and hereby states that the designation and number of shares of such series, and the rights, powers and preferences and qualifications, limitations and restrictions thereof, are as follows:

Section 1.              Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 5,000,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

Section 2.              Dividends and Distributions.

(A)          Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the common stock, par value $0.01 per share (the “Common Stock”), of the Company since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, other than, in each case, a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise).  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)          Dividends, to the extent payable as provided in paragraphs (A) and (B) of this Section, shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.              Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)          Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.              Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)            declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.              Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Second Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.              Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.              Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination, conversion, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, a member’s interest, a partnership interest, a beneficial interest in a trust or other owner’s interest, or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, a member’s interest, a partnership interest, a beneficial interest in a trust or other owner’s interest, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.              No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 9.              Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock.

Section 10.            Amendment.  The Second Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by the undersigned authorized officer this      day of July, 2013.

CAPITALSOURCE INC.

By
Name:
Title:

Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER JULY 31, 2014 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS OR AS OTHERWISE SPECIFIED IN THE PLAN.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE PLAN.

Right Certificate

CAPITALSOURCE INC.

This certifies that                          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Plan, dated as of July 22, 2013 (the “Plan”), between CapitalSource Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 P.M., New York City time, on July 31, 2014 (or earlier as specified in the Plan) at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $40.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 22, 2013, based on the Preferred Shares as constituted at such date.  As provided in the Plan, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Plan are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of     ,                               .

CAPITALSOURCE INC.

By
Name:
Title:

COUNTERSIGNED BY:

American Stock Transfer & Trust Company, LLC

By
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED           hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate thereof (as defined in the Plan).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To:  CAPITALSOURCE INC.

The undersigned hereby irrevocably elects to exercise               Rights represented by this Right                  Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated.  Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate thereof (as defined in the Plan).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) and such Assignment or Election to Purchase will not be honored.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
SERIES A PREFERRED STOCK

Introduction

Our Company, CapitalSource Inc., a Delaware corporation, has entered into a Tax Benefit Preservation Plan with American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of July 22, 2013 (the “Plan”).  Our Board of Directors (the “Board”) approved the Plan in an effort to deter acquisitions of our common stock that would potentially limit our ability to use our net operating losses to reduce potential future federal income tax obligations.

Under the Plan, from and after the record date of August 5, 2013, each share of our common stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date or earlier expiration of the Rights, as described below.  In general, the Rights will work to impose a significant penalty upon any person or group which acquires 4.9% or more of our outstanding common stock after July 22, 2013, without the approval of our Board.  Stockholders who own 4.9% or more of the outstanding common stock as of July 22, 2013, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then reacquire shares that in the aggregate equal 4.9% or more of the common stock.  The Board may, in its sole discretion, exempt any person or group for purposes of the Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests.  The Plan provides that the execution and performance of the Agreement and Plan of Merger, dated as of July 22, 2013, by and between PacWest Bancorp and the Company (the “Merger Agreement”), and of certain other related agreements that were entered into in connection with the Merger Agreement, will not trigger the Rights.

For those interested in the specific terms of the Plan, we provide the following summary description.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Plan, which has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K, dated July 23, 2013.  A copy of the Plan is available free of charge from our Company.

The Rights.  From the record date of August 5, 2013, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock.  New Rights will also accompany any new shares of common stock that we issue after July 22, 2013, until the Distribution Date or earlier expiration of the Rights.

Purchase Price.  Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”) for $40.00, subject to adjustment (the “Purchase Price”), once the Rights become exercisable.  This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement by the Company that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after July 22, 2013, of 4.9% or more of our outstanding common stock (or if already the beneficial owner of at least 4.9% of our outstanding common stock, by acquiring additional shares of our common stock), unless exempted by the Board.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date or earlier expiration of the Rights, the common stock certificates and book entry shares of our common stock will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock, and be evidenced by Right certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.  If a person or group becomes an Acquiring Person, beginning on the Distribution Date all holders of Rights except the Acquiring Person or an Affiliate of the Acquiring Person (as defined in the Plan) or certain transferees thereof may, for payment of the Purchase Price, purchase shares of our common stock with a market value of twice the Purchase Price, based on the market price of the common stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange.  After the Distribution Date, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or an Affiliate of the Acquiring Person and certain transferees thereof.

Preferred Stock Provisions.

Each one one-hundredth of a share of Preferred Stock, if issued:

•                  will not be redeemable.

•                  will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

•                  will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•                  will have the same voting power as one share of common stock.

•                  will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-hundredth interest in a share of Preferred Stock is expected to approximate the value of one share of common stock.

Expiration.  The Rights will expire on the earliest of (i) the close of business on July 31, 2014, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Plan is no longer necessary for the preservation of tax benefits due to the repeal of Section 382 or any successor statute, or any other change, (v) the time at which the Board determines that the Plan and the Rights are no longer necessary for the preservation or existence of income tax benefits or are no longer in the best interests of the Company and its stockholders or (vi) immediately prior to the consummation of the merger between the Company and PacWest Bancorp contemplated by the Merger Agreement.

Redemption.  Our Board may redeem the Rights for $0.001 per Right at any time.  If our Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Anti-Dilution Provisions.  Our Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Stock or common stock.

Amendments.  The terms of the Plan may be amended by our Board without the consent of the holders of the Rights.